EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the previously filed Registration Statements, No. 333-37478 on Form S-3 and 333-52036 on Form S-8 of LoyaltyPoint, Inc. and Subsidiaries (formerly FUNDever, Inc and Subsidiary) of our report dated June 11, 2004, relating to the financial statements which appear in this annual report on Form 10-KSB for the year ended December 31, 2003

/s/ Marcum & Kliegman LLP.


New York, New York
April 13, 2005